SECOND AMENDMENT TO FORBEARANCE AGREEMENT

This Second Amendment to Forbearance Agreement is made this 21st day of September, 2021, by and between UNIQUE FABRICATING NA, INC., a Delaware corporation (“US Borrower”), and UNIQUE-INTASCO CANADA, INC., a corporation organized under the laws of the province of British Columbia (“CA Borrower”, called together with US Borrower, the “Borrowers” and each of them referred to herein as a “Borrower”), UNIQUE FABRICATING, INC., a Delaware corporation (“Parent”), UNIQUE-CHARDAN, INC., a Delaware corporation, UNIQUE MOLDED FOAM TECHNOLOGIES, INC., a Delaware corporation, UNIQUE PRESCOTECH, INC., a Delaware corporation, UNIQUE FABRICATING REALTY, LLC a Michigan limited liability company, UNIQUE FABRICATING SOUTH, INC., a Michigan corporation, and UNIQUE-INTASCO USA, INC., a Michigan corporation (each a “Guarantor” and collectively the “Guarantors”), the financial institutions signatory hereto (individually a “Lender,” and collectively the “Lenders”), CITIZENS BANK, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent for the Lenders (in such capacity, the “Agent”).

RECITALS:

Borrowers, Agent and the Lenders are party to an Amended and Restated Credit Agreement dated November 8, 2018, as amended by a Waiver and First Amendment to Credit Agreement and Loan Documents dated May 7, 2019, a Second Amendment to Credit Agreement and Loan Documents dated June 14, 2019, a Third Amendment to Credit Agreement and Loan Documents dated June 28, 2019, a Waiver and Fourth Amendment to Credit Agreement and Loan Documents dated July 16, 2019, a Fifth Amendment to Credit Agreement dated August 7, 2019, a Sixth Amendment to Credit Agreement dated April 3, 2020, a Seventh Amendment to Credit Agreement dated April 23, 2020 and an Eighth Amendment to Credit Agreement dated August 7, 2020 (as so amended, the “Credit Agreement”), pursuant to which the Lenders have made certain Loans available to the Borrowers.

The Loans and the Borrowers’ obligations under the Credit Agreement are secured by, among other documents and instruments: (i) a first priority all-assets security interest granted by the US Borrower and the Guarantors to Agent pursuant to the terms and conditions of the Security Agreement dated April 29, 2016 as affirmed by a Consent and Reaffirmation of Security Agreement dated November 8, 2018 (the “Security Agreement”); (ii) a first priority all-assets security interest granted by the CA Borrower to Agent pursuant to the terms and conditions of the Security Agreement dated April 29, 2016 as affirmed by a Consent and Reaffirmation of Security Agreement dated November 8, 2018 (the “CA Security Agreement”); and (iii) the absolute and unconditional, joint and several Continuing Agreement of Guaranty and Suretyship dated April 29, 2016 of US Borrower and Guarantors, as affirmed by a Consent and Reaffirmation of, and Amendment to, Continuing Agreement of Guaranty and Suretyship dated November 18, 2018 (collectively the “Guaranty”).

As a result of Specified Defaults, the Obligors and the Lenders entered into a Forbearance Agreement dated April 9, 2021 pursuant to which, the Lenders forbeared on a limited basis from exercising their rights as a result of the Specified Defaults. The Obligors subsequently requested that the Agent and Lenders extend the Forbearance Period. Accordingly, the Obligors, Agent and Lenders entered into a First Amendment to Forbearance Agreement dated June 14, 2021 (the

“First Amendment”). The Obligors have now requested that the Lenders and Agent agree to certain further amendments to the Forbearance Agreement in connection with the issuance by the Borrower of additional equity securities under an Agreement between US Borrower and Taglich Brothers, Inc. dated August 31, 2021 (the “Capital Raise Agreement”), a copy of which is attached to this Second Amendment as Exhibit A. The Agent and Lenders are willing to do so on the terms and conditions in this Second Amendment to Forbearance Agreement (the “Second Amendment”).

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged the Obligors, Agent and Lenders hereby agree as follows:

1.RECITALS. The foregoing recitals of facts are true and accurate and are incorporated into this Agreement and shall form a part of it. Capitalized terms used herein, but not defined herein, shall have the meaning ascribed to them in the Credit Agreement or the Forbearance Agreement, as applicable. “Forbearance Agreement” means the Forbearance Agreement dated April 9, 2021, as amended by the First Amendment and the Second Amendment.

2.PRECONDITIONS TO EFFECTIVENESS OF AGREEMENT. The effectiveness of the terms and provisions of this Agreement shall be subject to:

a.the receipt by the Agent of each of the following, in form and substance satisfactory to the Agent:

i.an original of this Agreement, duly authorized, executed and delivered by each of the Obligors;

ii.a certificate from an authorized officer of each Obligor that is not a natural person certifying, among other things, that attached are true and correct copies of: (i) a resolution of each Obligor authorizing the execution, delivery and performance of this Agreement, and the other documents and certificates to be delivered in connection herewith and (ii) the names, incumbency and certified signatures of those persons authorized on behalf of each Obligor to sign this Agreement and the other documents and certificates to be delivered in connection herewith;

iii.Obligors’ payment of all outstanding attorneys’ fees and expenses of counsel and financial advisors for the Agent and Lenders and all other fees and expenses payable pursuant to the Credit Agreement;

iv.Payment by the Obligors of any and all interest accrued but unpaid on the Loan, if any, any unpaid regularly scheduled principal payments required under the Loan Documents, if any, and the Forbearance Fee due under this Agreement;

v.all financial information and financial reports due pursuant to the terms of the Loan Documents, or otherwise requested by the Agent in connection with the negotiation and preparation of this Agreement;

vi.the Obligors have received net proceeds from the Capital Raise (hereafter defined) of not less than Four Million and 00/100 ($4,000,000.00) Dollars;

vii.confirmation and, if necessary, grant and perfection of all liens required pursuant to the Loan Documents and this Agreement; and

viii.a written status report of all claims (including warranty claims asserted by customers) or litigation involving any Obligor, including, tribunal where the matter is pending, procedural posture of the matter, pending motions, outstanding discovery, key dates in the matter, expected rulings and potential loss exposure of the Obligor involved.

b. The occurrence of no other Default under the Loan Documents (other than the Specified Defaults).

3.    ACKNOWLEDGMENT OF DEFAULT/OBLIGATIONS. Obligors hereby acknowledge, agree, and confirm that they are in default of their obligations under the Loan Documents as a result of the Specified Defaults. Obligors further hereby acknowledge, confirm, and agree that as of the close of business on September 1, 2021 Obligors are indebted to the Lenders in respect of the Loans, as follows:

a.With respect to the Revolving Credit, the outstanding principal amount of Eighteen Million Six Hundred Twenty-One Thousand Eight Hundred Eighty-Seven and 74/100 ($18,621,887.74) Dollars, plus accrued and unpaid interest in the amount of One Hundred Twenty-Eight Thousand Eight Hundred Sixty and 33/100 ($128,860.33) Dollars; and

b.With respect to the US Term Loan, the outstanding principal amount of Twenty-One Million Nine Hundred Seventeen Thousand One Hundred Eighty Four and 90/100 ($21,917,184.90) Dollars, plus accrued and unpaid interest in the amount of Three Thousand Three Hundred Forty-Eight and 46/100 ($3,348.46) Dollars; and

c.With respect to the CA Term Loan, the outstanding principal amount of Eight Million Two Hundred Fifty Thousand and 00/100 ($8,250,000.00) Dollars, plus accrued and unpaid interest in the amount of One Thousand Two Hundred Sixty and 41/100 ($1,260.41) Dollars; and

d.With respect to the CAPEX Loan, the outstanding principal amount of One Million One Hundred Thirty-Seven Thousand Five Hundred and 01/100 ($1,137,500.01) Dollars, plus accrued and unpaid interest in the amount of Zero and 00/100 ($0.00) Dollars; and

e.With respect to the Swing Line Loan, the outstanding principal amount of Two Million Three Hundred Eighty-Three Thousand Two Hundred Forty-Four and 41/100 ($2,383,244.41) Dollars, plus accrued and unpaid interest in the amount of Seventeen Thousand Nine Hundred Eighty-Nine and 12/100 ($17,989.12) Dollars.

4.    CAPITAL RAISE. Lenders and Agent consent to US Borrower’s entry into and performance under the Capital Raise Agreement. Notwithstanding anything contained in the Loan Documents to the contrary, the Parent may issue its Equity Interests to an investor in an amount sufficient to result in receipt by the Parent and US Borrower of a net equity capital injection of not less than Four Million and 00/100 (the “Capital Raise”), provided that: (i) the use of the Capital Raise proceeds is unrestricted; (ii) the terms and conditions of the Capital Raise and the Equity Interests issued in respect thereof are reasonably acceptable to the Agent and Lenders; (iii) if the Equity Interests to be issued in connection with Capital Raise is in the form of convertible debt, the holders thereof acknowledge the subordinate status of such debt, and, if requested by the Agent, have entered into a subordination and intercreditor agreement with the Agent and Lenders; (iv) the terms of the Equity Interests will not result in the payment of a prohibited Distribution or a Default in the terms of the Credit Agreement and other Loan Documents.

5.    AMENDED DEFINITION.

a.The definition of Consolidated EBITDA set forth in section 1.1 of the Credit Agreement is hereby deleted and replaced with the following:

“Consolidated EBITDA” shall mean, for any period of determination, without duplication:

(a) Consolidated net income; plus

(b) the sum of the following to the extent deducted in calculating Consolidated net income:

(i) Interest Expense,

(ii) tax expense (including, without limitation, any federal, state, local and foreign Income Taxes),

(iii) depreciation and amortization expense,

(iv) non-cash charges, losses or expenses for incentive stock programs (excluding reserves for future cash charges),

(v) other non-cash charges, losses or expenses in an amount not to exceed Five Hundred Thousand Dollars ($500,000.00) during any twelve-month period, to the extent approved by Agent,

(vi) costs and expenses, including legal fees (including the Lenders’ and Agent’s legal fees and costs), Financial Advisor’s fees, and risk mitigation costs, in an aggregate amount not to exceed One Million and 00/100 ($1,000,000.00) Dollars for fiscal year 2021 and the additional two-month period ending February 28, 2022, and Zero ($0.00) Dollars with respect to any calculation after February 28, 2022 incurred in connection with: (A) the Forbearance Agreement and the First Amendment and the Second Amendment, and (B) Borrower’s material weakness remediation program recommended by Deloitte,

(vii) costs incurred with respect to the purchase and implementation of US Borrower's enterprise resource planning system, in aggregate amount not to exceed Zero ($0.00) Dollars with respect to any calculation during the Forbearance Period,

(viii) documented costs incurred with respect to employee severance payments actually made to terminated employees of US Borrower in aggregate amount not to exceed Four Hundred Fifty Thousand and 00/100 Dollars ($450,000.00) during US Borrower’s 2021 fiscal year and the two-month period ending February 28, 2022 and Zero ($0.00) Dollars with respect to any calculation after February 28, 2022; provided, however, the Obligors shall provide to the Lenders copies of payroll and employment records demonstrating the actual severance payment made during the measurement period for review and approval by the Lenders prior to being entitled to add back this charge under this subsection (viii) in determining Consolidated EBITDA, and

(ix) non-cash impairment charges pertaining to the value of goodwill; minus

(c) non-cash charges previously added back to Consolidated net income in determining Consolidated EBITDA to the extent such non-cash charges have become cash charges during such period; minus

(d) any other non-recurring, non-cash gains during such period, including without limitation, (i) gains from the sale or exchange of assets other than in the ordinary course of business and (ii) gains from early extinguishment of Indebtedness or Hedging Agreements.

b.    The definition of Revolving Credit Aggregate Commitment set forth in section 1.1 of the Credit Agreement is hereby deleted and replaced with the following:

“Revolving Credit Aggregate Commitment” shall mean Twenty-Seven Million and 00/100 ($27,000,000.00) Dollars.

6.    FINANCIAL REPORTING.

a.In addition to the present reporting obligations under the Loan Documents, during the Forbearance Period Obligors will furnish or caused to be furnished to the Agent and each Lender either in hard copy or by electronic communication (including by email, internet and intranet websites) pursuant to procedures approved by the Agent simultaneously with delivery of the financial statements due for the period ending November 30, 2021:

i.A fully integrated set of financial projections for the Parent and its subsidiaries, including balance sheet, income statement, statement of cash flows and financial covenant ratio forecast broken down on a monthly basis for Borrower’s 2022 fiscal year and on a quarterly basis for Borrower’s 2023 fiscal year, in such form and containing such information as reasonably requested by the Agent;

ii.An analysis of Borrower’s cost saving initiatives and revenue enhancement initiatives and liquidity initiatives and their projected and realized effects, including breakeven analysis and profitability analysis by part produced, sources of capital or proposed sources of capital or other program support available to Borrower;

iii.An assessment of strengths, weaknesses, opportunities and risks associated with Borrower’s business plan, specifically addressing (a) component and material part shortages affecting Borrower’s business and the automobile manufacturing industry as a whole, (b) labor issues affecting the Borrower and the automobile manufacturing industry, and (c) the continuing and lasting effects of the on-going COVID – 19 pandemic or similar risks and macro-economic issues.

b.    Section 8(a) of the First Amendment is hereby deleted and replaced with the following:

(a) Commencing with Wednesday, September 8, 2021 and on each Wednesday of each successive week thereafter, the Obligors shall provide to the Agent 13 week cash flow projections for the Borrower (the “Cash Flow Projections”) covering the following 13 week period, said cash flow projections shall be prepared in a manner and form acceptable to Agent, on a consistent basis and include therewith a comparison of actual cash flow versus the projected cash flow for the immediately preceding week and an explanation of any significant deviations;

7.    FINANCIAL COVENANTS.

a.Testing of the Liquidity Covenant set forth in 7.1(c) of the Credit Agreement and the Consolidated EBITDA Covenant set forth in 7.1(d) of the Credit Agreement shall be suspended for the determination date of August 31, 2021.

b.Section 7.1(c) of the Credit Agreement is hereby deleted and replaced with the following:

“(c)” Minimum Liquidity. The US Borrower’s Liquidity to be less than the amounts set forth below as of the dates of determination:

Date of Determination	Minimum Liquidity
September 30, 2021	$3,000,000.00
October 31, 2021	$3,000,000.00

November 30, 2021	$3,000,000.00
December 31, 2021	$3,000,000.00
January 31, 2022	$3,000,000.00
February 28, 2022	$3,000,000.00

c. Section 7.1(d) of the Credit Agreement is hereby deleted and replaced with the following:

“(d) Minimum Consolidated EBITDA. The Consolidated EBITDA of the US Borrower and its Subsidiaries on a Consolidated Basis to be less than the amounts set forth below with respect to the measurement ended as of the date of determination set forth below:

Date of Determination	Measurement Period	Minimum Consolidated EBITDA
September 30, 2021	Trailing 9 Months	$2,500,000.00
October 31, 2021	Trailing 10 Months	$3,000,000.00
November 30, 2021	Trailing 11 Months	$3,700,000.00
December 31, 2021	Trailing 12 Months	$4,100,000.00
January 31, 2022	Trailing 12 Months	$4,200,000.00
February 28, 2022	Trailing 12 Months	$4,700,000.00

8.    MANAGEMENT FEE. Obligors re-affirm paragraph 12(h) of the Forbearance Agreement and shall not make any Management Fee payments to Taglich during the Forbearance Period, provided, however, the Obligors may make payments to Taglich Brothers, Inc. in connection with the Capital Raise Agreement.

9.    BINDING EFFECT OF DOCUMENTS. Each Obligor hereby acknowledges, confirms and agrees that: (a) each of the Loan Documents, including the Forbearance Agreement, to which it is a party has been duly executed and delivered to the Agent or Lenders, as applicable by Obligors, and each is in full force and effect as of the date hereof, (b) the agreements and obligations of Obligors contained in such documents and in this Agreement constitute the legal, valid and binding obligations of Obligors, enforceable against them in accordance with their respective terms, and Obligors have no valid defense to the enforcement of such obligations, and (c) the Agent and Lenders are and shall be entitled to the rights, remedies and benefits provided for in the Loan Documents and applicable law.

10.    ACKNOWLEDGMENT RESERVATION OF RIGHTS. Obligors hereby acknowledge that the Agent, on behalf of the Lenders is free to exercise its rights and remedies under the Loan Documents, applicable law or otherwise including acceleration of the Indebtedness as all such Indebtedness is payable on demand or subject to acceleration by reason of the Specified Defaults. The Lenders have not waived, presently do not intend to waive and may never waive any or all remedies or prior acceleration and nothing contained herein or the transactions contemplated hereby shall be deemed to constitute any such waiver, but the Agent and Lenders agree to forbear during the Forbearance Period from exercising their rights and remedies as a result of the Specified Defaults so long as Obligors observe and perform each and every term, covenant and condition of the Forbearance Agreement.

11.    REPRESENTATIONS, WARRANTIES AND COVENANTS. Obligors acknowledge and agree that each of the representations, warranties and covenants made by or on behalf of any Obligor to the Bank or undertaken by any Obligor to the Bank in the Forbearance Agreement are hereby restated, ratified and affirmed as of the date of this Agreement as if fully and completely restated herein.

12.    RELEASE.

a.In consideration of Agent’s and Lenders’ agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Obligors, on behalf of themselves and each of their officers, employees, present and former shareholders, attorneys, agents, affiliates, subsidiaries, divisions, predecessors, successors, assigns, anyone acting on their behalf and other legal representatives (collectively referred to hereinafter as the “Releasors”), hereby absolutely, unconditionally and irrevocably release, remise and forever discharge Agent, each Lender and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, advisors, employees, agents and other representatives (collectively hereinafter referred to as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which any or all of the Releasors may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Agreement, including, without limitation, for or on account of, or in relation to, or in any way in connection with any of the Credit Agreement, the other Loan Documents, any of the Mortgage Documents or this Agreement or transactions thereunder or related thereto.

b.Obligors understand, acknowledge and agree that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

c.Obligors agree that no fact, event, circumstance, evidence, or transaction which could now be asserted, or which may hereafter be discovered shall affect in any manner the final, absolute, and unconditional nature of the release set forth above.

13.    COVENANT NOT TO SUE. Releasors hereby absolutely, unconditionally and irrevocably, covenant and agree with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by Obligors pursuant to Section 12 above. If any or all of the Releasors violate the foregoing covenant, each Obligor and each of their successors, assigns and legal representatives, agree to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys' fees and costs incurred by any Releasee as a result of such violation.

14.    INDEMNIFICATION. Each Obligor agrees to indemnify and hold Agent and each Lender and each of their directors, officers, employees, agents (including attorneys and other professionals providing advice in connection herewith) and Affiliates (each, an “Indemnified Person”) harmless from and against any and all claims, losses, damages, obligations, liabilities, penalties, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) of any kind or nature whatsoever, whether direct, indirect or consequential (collectively, “Indemnified Costs”), that may at any time be imposed on, incurred by or asserted against any such Indemnified Person as a result of, arising from or in any way relating to the preparation, execution, performance or enforcement of this Agreement or any agreements prepared, negotiated, executed or delivered in connection with the transactions contemplated hereby or any action, suit or proceeding (including any inquiry or investigation) by any Person, whether threatened or initiated, related to any of the foregoing, and in any case whether or not such Indemnified Person is a party to any such action, proceeding or suit or a subject of any such inquiry or investigation. All of the foregoing Indemnified Costs of any Indemnified Person shall be paid or reimbursed by the each of the Obligors, as and when incurred and upon demand.

15.    FEES AND EXPENSES.

a.As consideration for the agreements contained herein, the Obligors shall pay to Agent for the ratable benefit of the Lenders consenting to and executing this Amendment a fee in the amount of Twenty-Five Thousand and 00/100 ($25,000.00) Dollars (the “Modification Fee”), which fee is deemed earned, and when paid is non-refundable. The Modification Fee shall be paid simultaneously with the execution of this Agreement.

b.As additional consideration for the agreements contained herein, the Obligors absolutely and unconditionally agree to reimburse the Agent, on demand at any time and as often as the occasion therefore may require, whether or not all or any of the transactions contemplated by this Agreement are consummated, all fees, costs, expenses and disbursements of the Agent and any counsel, appraiser or financial consultant to any of them, if any, including the internally allocated cost of in-house counsel, in connection with the preparation, negotiation, execution, or delivery of this Agreement and administration of the Loan and any agreements delivered in connection with the transactions contemplated hereby and expenses which shall at any time be incurred or sustained by Agent as a consequence of or in any way in connection with the preparation, negotiation, execution, or delivery of this Agreement or the administration of the Loan and the enforcement, attempted enforcement or preservation of any rights or remedies under this Agreement, any of the Loan Documents and any agreements prepared, negotiated, executed or delivered in connection with the transactions contemplated hereby. Such fees and expenses shall constitute additional Indebtedness under the Loan Documents until paid notwithstanding any failure by the Obligors to comply with any other term of this Agreement. Upon the occurrence of a Forbearance Termination Event all unpaid portions of the Modification Fee and unreimbursed expenses outstanding shall be paid forthwith by the Obligors.

16.    MISCELLANEOUS.

a.Effect of this Agreement. This Agreement and the Loan Documents constitute and embody the entire agreement between the parties as to the Loans and the temporary forbearance contemplated by the Forbearance Agreement. Except as specifically set forth herein, no changes or modifications to the Loan Documents are intended or implied. To the extent of conflict between the terms of this Agreement and the other Loan Documents, the terms of this Agreement shall control. The parties acknowledge and agree that there are no agreements, understandings, warranties, or representations among and between the parties except as set forth in this Agreement and the Loan Documents

b.Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or desirable to effectuate the provisions and purposes of this Agreement.

c.Binding Effect. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns. Neither Borrowers nor any Guarantor shall assign any interest in this Agreement.

d.Survival of Representations and Warranties. All representations and warranties made in this Agreement or any other document furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other documents, and no investigation by the Agent or any Lender or any closing shall affect the representations and warranties or the right of the Agent and Lenders to rely upon them.

e.Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement.

f.Time of Essence. Time is of the essence with respect to Obligors’ obligations under this Agreement.

g.Reviewed by Attorneys. Each Obligor represents and warrants to the Lenders that it (a) understands fully the terms of this Agreement and the consequences of the execution and delivery of this Agreement, (b) has been afforded an opportunity to have this Agreement reviewed by, and to discuss this Agreement and any documents executed in connection herewith with, such attorneys and other persons as Obligors may wish, and (c) has entered into this Agreement and executed and delivered all documents in connection herewith of its own free will and accord and without threat, duress or other coercion of any kind. The parties hereto acknowledge and agree that neither this Agreement nor the other documents executed pursuant hereto shall be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation and preparation of this Agreement and the other documents executed pursuant hereto or in connection herewith.

h.Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MICHIGAN, WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.

i.Consent to Jurisdiction and Venue. Each of the Obligors hereby irrevocably consent to the personal jurisdiction and venue of the state and federal courts located in Wayne County, Michigan, in any action, claim or other proceeding arising out of any dispute in connection with this Agreement or the Loan Documents, any rights or obligations hereunder, or the performance of such rights and obligations. Nothing in this Section shall affect the right of the Agent to serve legal process in any other manner permitted by applicable law or affect the right of the Agent to bring any action or proceeding against any of the Obligors or their properties in the courts of any other jurisdictions. Additionally, each of the Obligors, if elected by the Agent or Lenders as a remedy upon the occurrence of a Forbearance Termination Event, consent to and will refrain from interfering with the appointment of a Receiver to administer and operate any of the Obligors or any of their properties or assets.

j.Waiver of Jury Trial. EACH OF THE OBLIGORS, AGENT AND THE LENDERS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, AND AFTER AN OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL, (A) WAIVE ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS, THE INDEBTEDNESS, ALL MATTERS CONTEMPLATED HEREBY AND DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND (B) AGREE NOT TO SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE, OR HAS NOT BEEN WAIVED. EACH OF THE OBLIGORS CERTIFIES THAT NEITHER AGENT NOR ANY LENDER NOR ANY OF THEIR REPRESENTATIVES, AGENTS OR COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT AGENT OR LENDERS WOULD NOT IN THE EVENT OF ANY SUCH PROCEEDING SEEK TO ENFORCE THIS WAIVER OR RIGHT TO TRIAL BY JURY.

k.Counterparts; Electronic Signature. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed signature page counterpart hereof by telecopy, emailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart hereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic association of signatures and records on electronic platforms, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, any other similar state laws based on the Uniform Electronic Transactions Act or the Uniform Commercial Code, each as amended, and the parties hereto hereby waive any objection to the contrary, provided that (x) nothing herein shall require Agent to accept electronic signature counterparts in any form or format and (y) Agent reserves the right to require, at any time and at its sole discretion, the delivery of manually executed counterpart signature pages to this Agreement or any document signed in connection with this Agreement and the parties hereto agree to promptly deliver such manually executed counterpart signature pages.

l.Amendments. No change, addition to, amendment or modification of the terms of this Agreement shall be effective unless reduced to writing and executed by all the parties hereto.

m.Other Agreements. The parties understand and agree (i) that the consideration for this Agreement is contractual and not a mere recital, (ii) that neither this Agreement, nor any part thereof, shall be used or construed as an admission of liability on the part of the Agent or Lenders and that this Agreement shall not be admissible in any proceeding or cause of action as an admission of liability by the Agent or any Lender, and (iii) that this Agreement is knowing and voluntary and is executed without reliance on any statement or representation by the Agent or any Lender concerning the nature or extent of any claims, damages or legal liability therefore.

(Balance of Page Intentionally Blank)

IN WITNESS WHEREOF, the Obligors and Lenders have executed this Second Amendment to Forbearance Agreement as of the day and year first-above written.
BORROWERS:

UNIQUE FABRICATING NA, INC.

By: /s/ Byrd Douglas Cain III
Byrd Douglas Cain III
Title: President

UNIQUE-INTASCO CANADA, INC.

By: /s/ Byrd Douglas Cain III
Byrd Douglas Cain III
Title: President

“Borrowers”

UNIQUE FABRICATING, INC., a Delaware corporation

By: /s/ Byrd Douglas Cain III
Byrd Douglas Cain III
Title: President

UNIQUE-CHARDAN, INC., a Delaware corporation,

By: /s/ Byrd Douglas Cain III
Byrd Douglas Cain III
Title: President

(Signatures Continued on Next Page)

UNIQUE MOLDED FOAM TECHNOLOGIES, INC., a Delaware corporation,

By: /s/ Byrd Douglas Cain III
Byrd Douglas Cain III
Title: President

UNIQUE PRESCOTECH, INC., a Delaware corporation,

By: /s/ Byrd Douglas Cain III
Byrd Douglas Cain III
Title: President

UNIQUE FABRICATING REALTY, LLC a Michigan limited liability company,

By: /s/ Byrd Douglas Cain III
Byrd Douglas Cain III
Title: President

UNIQUE FABRICATING SOUTH, INC., a Michigan corporation,

By: /s/ Byrd Douglas Cain III
Byrd Douglas Cain III
Title: President

UNIQUE-INTASCO USA, INC., a Michigan corporation

By: /s/ Byrd Douglas Cain III
Byrd Douglas Cain III
Title: President

“Guarantors”

(Signatures Continued on Next Page)

IN WITNESS WHEREOF, the Obligors and the Bank have executed this Forbearance Agreement as of the day and year first-above written.

             CITIZENS BANK, NATIONAL ASSOCIATION,
as Agent and Lender

By: /s/ Chelsea Brophy
Chelsea Brophy
Its: Vice President

COMERICA BANK,
as Lender

By: /s/ Jacob Villemure
Jacob Villemure
Its: Vice President

FLAGSTAR BANK, FSB,
as Lender

By: /s/ Kathryn Pothier-Hilt
Kathryn Pothier-Hilt
Its: First Vice President

KEYBANK NATIONAL ASSOCIATION,
as Lender

By: /s/ Sally C. Burton
Sally C. Barton
Its: Senior Vice President